Exhibit 99.1

Great South Land Minerals Limited

ABN 54 068 650 386

16 May 2012

Mr. Kim Creak

Director of Mines

Mineral Resources Tasmania

PO Box 56

Rosny Park TAS 7018

Dear Sir,

Re: Application for Extension of Term, Annual Report and Application Fee for EL14/2009

Please find enclosed the following documents as a required by Mineral Resources Tasmania to extend our current exploration license EL14/2009 for a further 3 year term:

1. Application for Extension of Term for EL14/2009

2. Annual Report for EL14/2009 (as Appendix 13 of the Application for Extension of Term)

3. Cheque for Application Fee of $798.00.

Regarding the rental payment for year 3 of EL14/2009, it should be noted that payment on invoice is the preferred accounting operating method for both Great South Land Minerals Ltd and parent Empire Energy Corporation International. GSLM therefore requests that the Department of Infrastructure, Energy and Resources (Mineral Resources Tasmania) raise a Tax Invoice for the EL14/2009 for $20,512.80 (3,108km2 x $6.60 per km2).

As previous examples, I have attached copies of the last two Tax Invoices for 2010 and 2011. Please contact Paul Heath at our Hobart office if you have any questions relating to the above.

Would you please forward the invoice to:

Great South Land Minerals Ltd

GPO Box 1603

HOBART TAS 7000

Yours Sincerely,

/s/ Malcolm Bendall

Malcolm Bendall (FAICD)

CEO Great South Land Minerals Ltd &

CEO Empire Energy Corporation International

Encl.

Level 3, 65 Murray Street, Hobart Tasmania 7000

GPO Box 1603 Hobart Tasmania 7001 Telephone: (03) 6231 3529 Facsimile: (03) 6234 9075

e‐mail: admin@gslm.com.au www.gslm.com